EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-62684, 33-94372 and 333-60217) and the
Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-08197) of Evans Systems, Inc. of our report dated January 13, 1999, except for the last paragraph of Notes 2 and 7 and Note 13 as to which the date is August 20, 1999, appearing on page F-2 of this Form 10-K/A.



PricewaterhouseCoopers LLP

Houston, Texas
September 7, 1999